Exhibit 32

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes—Oxley Act of 2002)

In connection with the filing by CKX Lands, Inc. (the “Company”) of the Annual Report on Form 10-K for the year ending December 31, 2008 (the “Report”), each of the undersigned hereby certifies, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 19, 2009	/s/ JOSEPH K. COOPER
Joseph K. Cooper President and Chief Executive Officer

March 19, 2009	/s/ BRIAN R. JONES
Brian R. Jones Treasurer and Chief Financial Officer